UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2016

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware Delaware	001-06033 001-10323	36-2675207 74-2099724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 S. Wacker Drive, Chicago IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

N/A

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 19, 2016, each of Henry L. Meyer III, the Non-Executive Chairman of the board of directors (the “Board”) of United Continental Holdings, Inc. (the “Company”), John H. Walker and Charles A. Yamarone notified the Company that he intends to retire from the Board at the end of his current term and will, therefore, not stand for re-election to the Board at the Company’s 2016 annual meeting of stockholders.  Each of Messrs. Meyer, Walker and Yamarone advised the Company that his decision to retire was not due to any disagreement with the Company.

(e)           On April 19, 2016, the Company and United Airlines, Inc. (collectively, the “Companies”) entered into an Amendment to Employment Agreement (the “Amendment”) with Oscar Munoz, the Companies’ President and Chief Executive Officer, amending his Employment Agreement with the Companies dated December 31, 2015. The Amendment, which was initiated by Mr. Munoz, provides, among other things, that it is the Company’s expectation that Mr. Munoz will be appointed Chairman of the Board at the Company’s 2018 annual meeting of stockholders, and the Amendment modifies the definition of “Good Reason” such that the appointment of Robert A. Milton as Non-Executive Chairman of the Board would not constitute “Good Reason.”

The foregoing summary description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated April 19, 2016, by and among United Continental Holdings, Inc., United Airlines, Inc. and Oscar Munoz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2016	UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIRLINES, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated April 19, 2016, by and among United Continental Holdings, Inc., United Airlines, Inc. and Oscar Munoz.